EXHIBIT 99.1

                                                                  PRESS RELEASE



Contact:          Investor Relations Department, PennEngineering
                  Mark W. Simon, Senior Vice President
                  Richard F. Davies, Treasurer
                  (215) 766-3660 ir@penn-eng.com

Page 1 of 2
For Immediate Release

         PENNENGINEERING ANNOUNCES RESULTS FOR SECOND QUARTER 2003. SALES INCREASE 25%, NET INCOME INCREASES 34%. DECLARES QUARTERLY CASH DIVIDEND OF 6 CENTS PER SHARE.

Danboro, PA. July 30, 2003 - PennEngineering (NYSE: PNN, NYSE: PNNA) today reported net income increased 34% to $1,320,000 or $0.08 per diluted share in the second quarter of 2003 from $988,000 or $0.06 per diluted share in the comparable 2002 quarter. Consolidated net sales increased 25% to $47,439,000 for the second quarter of 2003 from $38,004,000 in the comparable 2002 quarter.

For the six months ended June 30, 2003, net income increased 37% to $1,861,000 or $0.11 per diluted share from $1,359,000 or $0.08 per diluted share for the six months ended June 30, 2002. Consolidated net sales for the six months ended June 30, 2003 increased 26% to $92,253,000 from $73,335,000 for the six months ended June 30, 2002.

Net sales and operating income for the Fastening Technologies segment for the six months ended June 30, 2003 was $48,465,000 and $4,422,000, respectively, compared to $40,784,000 and $1,375,000 for the similar period in 2002. Net sales and operating income for the Motion Technologies segment for the six months ended June 30, 2003 was $21,231,000 and $1,337,000, respectively, compared to $15,261,000 and $745,000 for the six months ended June 30, 2002. Net sales and operating income for the distribution segment for six months ended June 30, 2003 was $22,557,000 and $788,000, respectively, compared to $17,290,000 and $697,000 for the six months ended June 30, 2002.

Cash Dividend:

Today the Board of Directors declared a quarterly cash dividend of $ .06 per share on both classes of common stock, payable October 15, 2003 to stockholders of record, October 1, 2003.

A conference call to discuss our second quarter 2003 financials will be held Thursday, July 31, 2003 at 10:30 AM Eastern Standard Time. The call in number is 800-450-0788. If you are unable to be with us on July 31, a replay will be available shortly following the call. Please dial 800-475-6701 passcode 689950. A live webcast of the call will also be available on our Website at www.penn-eng.com or www.streetfusion.com.

Business Summary

PennEngineering provides value-added solutions to leading worldwide computer, electronics, telecommunications, and automotive OEMs. Founded in 1942, PennEngineering is a global company headquartered in Danboro, Pennsylvania with manufacturing locations in North Carolina, Ohio, Pennsylvania, and Galway, Ireland, and Offanengo, Italy and distribution offices in the United States, England, Singapore, Mexico, China and independent distribution facilities in more than 40 countries. More information about PennEngineering is available at www.penn-eng.com.

Forward Looking Statement Information:

Statements in this press release, other than statements of historical data, are considered forward looking statements under the Private Securities Litigation Act of 1995. These statements are subject to various risks and uncertainties that could cause actual results to differ from those contemplated in these statements. These factors are discussed in the Company's Securities and Exchange Commission filings.

                     PENN ENGINEERING & MANUFACTURING CORP.
                              Income Statement Data
                   Amounts in Thousands, Except Per Share Data
                                   (Unaudited)


                                                                     3 Months Ended                      6 Months Ended
                                                              June 30, 2003   June 30, 2002     June 30, 2003  June 30, 2002
                                                              -------------   -------------     -------------  --------------


Net Sales                                                         $ 47,439        $ 38,004          $ 92,253       $ 73,335
Cost of Goods Sold                                                  34,440          26,630            66,680         50,653
                                                                    ------          ------            ------         ------
Gross Profit                                                        12,999          11,374            25,573         22,682
                                                                    ------          ------            ------         ------

Selling Expenses                                                     5,482           4,783            10,711          9,551
General and Administrative Expenses                                  6,082           6,095            12,349         11,800
                                                                     -----           -----            ------         ------
Operating Profit                                                     1,435             496             2,513          1,331
                                                                     -----             ---             -----          -----

Other Income (Expenses):
   Interest income                                                      54              29               101             44
   Interest expens                                                    (218)           (216)             (524)          (409)
   Other, net                                                          413           1,084               287            949
                                                                      ----           -----            ------          -----
Total Other Income (Expense)                                           249             897              (136)           584
                                                                       ---             ---             -----            ---

Income before Income Taxes                                           1,684           1,393             2,377          1,915
Provision for Income Taxes                                             364             405               516            556
                                                                       ---             ---            ------          -----
Net Income                                                          $1,320          $  988            $1,861       $  1,359
                                                                    ======          ======            ======       ========



Per Share Data:
   Basic earnings                                                    $0.08           $0.06             $0.11          $0.08
                                                                     =====           =====             =====          =====
   Diluted earnings                                                  $0.08           $0.06             $0.11          $0.08
                                                                     =====           =====             =====          =====


Weighted Avg. Shares Outstanding
 Basic shares                                                       17,437          17,385            17,410         17,362
Diluted shares                                                      17,598          17,748            17,490         17,711






                                    (Unaudited)                                         (Unaudited)
                                     6/30/03       12/31/02                               6/30/03         12/31/02
                                    --------      ---------                              -----------      ---------
Cash & Short-term Investments       $  6,756      $ 21,160      Accounts Payable         $   6,441        $  3,817
Accounts Receivable                   34,971        25,373      Bank Debt                   16,991          20,000

Inventories                           54,259        56,458      Accrued Liabilities         12,486           6,732
                                                                                         ---------        --------
Other Current Assets                   2,593         3,580        Current Liabilities       35,918          30,549
                                       -----         -----                                  ------        --------

   Current Assets                     98,579       106,571       Accrued Pension Costs       3,778           3,778
                                      ------       -------                                 -------           -----
Net Property                          93,415        86,669      Deferred Income taxes        9,802           7,435
                                      ------        ------                                 -------          ------
Goodwill & Other Assets               43,514        31,739         Stockholders' Equity    186,010         183,217
                                      ------        ------                                 -------         -------

   Total Assets                     $235,508      $224,979            Total Liabilities &
                                    ========      =========
                                                                 Stockholder's Equity     $235,508        $224,979
                                                                                          ========        ========

